UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	March 24, 2006

VitalStream Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10013	87-0429944

(State or other jurisdiction of incorporation or organization	(Commission File Number)	(IRS Employer Identification No.)

One Jenner, Suite 100 Irvine, California	92618

(Address Of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(949) 743-2000

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

               Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.03 Material Modification to Rights of Security Holders.

               VitalStream Holdings, Inc. (the "Company") has determined to effect a one-for-four (1:4) consolidation (a/k/a reverse spilt) of its common stock following the close of business on April 4, 2006. The consolidation was authorized by the Company's board of directors and approved by written consent by the holders of a majority of its outstanding common stock. The consolidated common stock is expected to begin trading on a post-consolidation basis on April 5, 2006 on the OTC Bulletin Board.

               In the consolidation, each four shares of issued and outstanding common stock will be converted automatically into one share of common stock. The number of outstanding shares of common stock will be reduced from approximately 84 million shares pre-consolidation to approximately 21 million shares post consolidation. The number of authorized shares of common stock will not be reduced as part of the consolidation.

               No fractional shares or scrip certificates shall be issued to the holders of presently issued and outstanding shares of the common stock. Rather, if any holder of shares of the Common Stock would otherwise be entitled to a fractional share after all shares of common stock held by such holder are consolidated, and if the certificate(s) representing shares held by such holder are presented for exchange within 60 days of the mailing of related instructions, the Company will pay to such holder an amount in cash equal to the product obtained by multiplying such fraction by $2.09. The fractional shares related to certificate(s) that are not presented for exchange on a timely basis will be cancelled without consideration.

               Stockholders of record as of closing on April 4, 2006 will receive instructions explaining the process for obtaining post-consolidation stock certificates.

Item 7.01 Regulation FD Disclosure.

               On March 27, 2006, the Company issued a press release, entitled "VitalStream Stockholders Approve Reverse Stock Split ." A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

               The information in Item 7.01 of this Form 8-K (including exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

                (c)          Exhibits.

                              99.1       Press Release issued by the Company dated March 27, 2006

SIGNATURES

               Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VitalStream Holdings, Inc.

Date: March 27, 2006	By:	/s/ Mark Belzowski

Chief Financial Officer & Treasurer